Exhibit 10.2
AMENDMENT TO REDUCING REVOLVING
PROMISSORY NOTE
THIS AGREEMENT is made as of the 25th day of June, 2009, by and between FULL HOUSE RESORTS, INC., a Delaware corporation (the “Borrower”), and NEVADA STATE BANK (the “Lender”).
W I T N E S S E T H:
WHEREAS, Borrower executed and delivered its Reducing Revolving Promissory Note to Lender dated January 31, 2007, in the original principal amount of $16,000,000.00 (as heretofore amended, the “Note”);
WHEREAS, the payment of Borrower’s obligations under the Note has been guaranteed by Stockman’s Casino, a Nevada corporation (the “Guarantor”), pursuant to the terms of a Guarantee dated January 31, 2007, executed by Guarantor in favor of Lender (the “Guarantee”);
WHEREAS, the Guarantor’s obligations under the Guarantee are secured by a Deed of Trust and Security Agreement and Fixture Filing with Assignment of Rents (as heretofore, modified, the “Deed of Trust”) dated January 31, 2007, and recorded January 31, 2007, as Document No. 389089, Official Records of Churchill County, Nevada, encumbering certain real property described therein;
WHEREAS, the maximum committed amount under the Note has heretofore been reduced to $8,110,000.00;
WHEREAS, there is presently due on account of the Note the principal sum of $8,110,000.00 with interest paid to June, 01, 2009;
WHEREAS, at Borrower’s request, Lender has agreed to increase the maximum committed amount under the Note and otherwise amend the terms of the Note; and
WHEREAS, it is appropriate to modify the terms of the Note.
NOW, THEREFORE, for valuable consideration, Borrower and Lender agree as follows:
1. Any capitalized words or terms used but not otherwise defined herein shall have the meanings given to such words or terms in the Note.
2. The maximum committed amount under the Note is hereby increased from $8,110,000.00 to $8,860,000.00.
Holland & Hart LLP
Reno, Nevada

3. The provisions in the Note for the payment of principal and interest are hereby amended to provide as follows:
During the term of the Loan, principal and interest shall be due as follows:
(i) interest only on the first day of each and every month commencing on the first day of March, 2007;
(ii) principal in the amount required, if any, to reduce the outstanding principal balance consistent with Borrower’s obligation under the Loan Agreement to reduce the maximum committed amount under the Loan by the amount of: (a) Five Hundred Thirty Three Thousand and No/l00ths Dollars ($533,000.00) semi-annually on the first day of January and July of each year commencing on the first day of July, 2007, until the first day of July, 2008; (b) Three Hundred Twelve Thousand and No/l00ths Dollars ($312,000.00) semi-annually on the first day of January and July of each year commencing on the first day of July, 2008, until the first day of January, 2010; and (c) Three Hundred Twenty Nine Thousand and No/100ths Dollars ($329,000.00) semi-annually on the first day of January and July of each year commencing on the first day of January 2010; and.
(iii) any balance of principal and accrued and unpaid interest shall be due and payable in full on January 31, 2022 (the “Maturity Date”).
4. Except as hereby amended, the Note remains in full force and effect.
IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

FULL HOUSE RESORTS, INC., a Delaware corporation
By:	/s/ Mark J. Miller
Its: COO & CFO
“Borrower”
Holland & Hart LLP
Reno, Nevada

NEVADA STATE BANK
By:	/s/ Richard Thomas
RICHARD THOMAS
Its: Vice President “Lender”
CONSENT
The undersigned hereby consents to the foregoing Amendment To Reducing Revolving Promissory Note and acknowledges and agrees that its obligations under that certain Guarantee dated January 31, 2007, executed in connection with the Loan remain in full force and effect and include the increase in the maximum committed amount thereunder.

STOCKMAN’S CASINO, a Nevada corporation

By:	/s/ Mark J. Miller
Its: Treasurer
Holland & Hart LLP
Reno, Nevada

3